Exhibit (i)(2)


                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 70 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) of my opinion dated July 8, 2003, which was filed as Exhibit (i) to Post-Effective Amendment No. 68.


                                  /s/ Robert J. Toner
                                  Robert J. Toner, Esq.


April 26, 2004
Boston, Massachusetts